Exhibit (17)(a)

VOTE VIA THE INTERNET:

VOTE VIA THE TELEPHONE:

999 9999 9999 999

AXA EQUITABLE LIFE INSURANCE COMPANY

MONY LIFE INSURANCE COMPANY

MONY LIFE INSURANCE COMPANY OF AMERICA

VOTING INSTRUCTION CARD

SPECIAL MEETING OF THE SHAREHOLDERS TO BE HELD ON SEPTEMBER 10, 2009

The undersigned, the owner of one or more variable life insurance policies or variable annuity contracts or certificates (“Contracts”) whose account value is invested in shares of the portfolio being acquired in the proposed Plan of Reorganization and Termination (the “Health Care Portfolio”), a series of AXA Premier VIP Trust (the “Trust”), hereby instructs AXA Equitable Life Insurance Company, MONY Life Insurance Company or MONY Life Insurance Company of America (each, an “Insurance Company” and together, the “Insurance Companies”), the owners of the shares of the Trust attributable to the Contracts and, therefore, shareholders of the Trust, (i) to vote as indicated on the reverse side on the specific proposal that will be considered at the Special Meeting of the Shareholders of the Health Care Portfolio, or any adjournment or postponement thereof (“Meeting”), as described in the Combined Proxy Statement and Prospectus dated July         , 2009 (“Proxy Statement/Prospectus”), (ii) to vote, in adjournment thereof, as described in the Proxy Statement/Prospectus, and (iii) to vote, in its discretion, on such other matters as may properly come before the Meeting.

This Voting Instruction Card is solicited by the applicable Insurance Company as a shareholder of the Trust. Receipt of the Notice of Meeting, Information Statement and the Proxy Statement/Prospectus accompanying this Voting Instruction Card is acknowledged by the undersigned.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE IF YOU ARE NOT VOTING BY PHONE OR INTERNET

Dated 2009

Signature(s) (if held jointly) (Please sign in box)

NOTE: Please sign your name or names exactly as it appears hereon. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, partnership or other entity, this signature should be that of a duly authorized individual who should state his or her title.

Please fill in box(es) as shown using black or blue ink or number 2 pencil.    X

PLEASE DO NOT USE FINE POINT PENS.

IF YOU SIGN AND RETURN THIS VOTING INSTRUCTION CARD WITHOUT DIRECTING US HOW TO VOTE, THE SHARES REPRESENTED BY THIS VOTING INSTRUCTION CARD WILL BE VOTED “FOR” THE PROPOSAL.

Voting instructions executed by a Contractholder may be revoked at any time prior to an Insurance Company voting the shares represented thereby by the Contractholder providing the Insurance Company with a properly executed written revocation of such voting instructions, or by the Contractholder providing the Insurance Company with proper later-dated voting instructions by voting instruction card, telephone or the Internet. In addition, any Contractholder who attends the Meeting in person may provide voting instructions by a voting instruction card at the Meeting, thereby canceling any voting instruction previously given. Proxies executed by an Insurance Company may be revoked at any time before they are exercised by a written revocation duly received, by properly executing a later-dated proxy or by attending the Meeting and voting in person.

This Voting Instruction Card, when properly executed, will be voted in the manner directed herein by the undersigned.

THE TRUSTEES OF THE TRUST UNANIMOUSLY RECOMMEND THAT CONTRACTHOLDERS INSTRUCT THE INSURANCE COMPANIES TO VOTE “FOR” THE FOLLOWING PROPOSAL.

	FOR	AGAINST	ABSTAIN

To approve the Plan of Reorganization and Termination adopted by the Trust with respect to the reorganization of the Multimanager Health Care Portfolio into the Multimanager Aggressive Equity Portfolio, each a series of the Trust.	☐	☐	☐

VOTE VIA THE INTERNET:

VOTE VIA THE TELEPHONE:

999 9999 9999 999

AXA PREMIER VIP TRUST

PROXY CARD

SPECIAL MEETING OF THE SHAREHOLDERS TO BE HELD ON SEPTEMBER 10, 2009

This proxy is being solicited for the Board of Trustees of AXA Premier VIP Trust (the “Trust”) on behalf of the portfolio being acquired in the proposed Plan of Reorganization and Termination (the “Health Care Portfolio”), a series of the Trust. The undersigned hereby appoints as proxies                      and                     , and each of them (with power of substitution) to (i) vote as indicated on the reverse side the specific proposal that will be considered at the Special Meeting of the Shareholders of the Health Care Portfolio, or any adjournment or postponement thereof (“Meeting”), as described in Combined Proxy Statement and Prospectus dated July         , 2009 (“Proxy Statement/Prospectus”), (ii) to vote, in adjournment or postponement thereof, as described in the Proxy Statement/Prospectus, and (iii) to vote, in its discretion, on such other matters as may properly come before the Meeting, with all the power the undersigned would have if personally present. The shares represented by this proxy will be voted as instructed on the reverse side of this proxy card. Unless indicated to the contrary, this proxy shall be deemed to grant authority to vote “FOR” the proposal.

Receipt of the Notice of Meeting and the Proxy Statement/Prospectus accompanying this Proxy Card is acknowledged by the undersigned.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE IF YOU ARE NOT VOTING BY PHONE OR INTERNET

Dated 2009

Signature(s) (if held jointly) (Please sign in box)

NOTE: Please sign your name or names exactly as it appears hereon. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, partnership or other entity, this signature should be that of a duly authorized individual who should state his or her title.

Please fill in box(es) as shown using black or blue ink or number 2 pencil.    X

PLEASE DO NOT USE FINE POINT PENS.

Proxies may be revoked at any time before they are exercised by a written revocation duly received, by properly executing a later-dated proxy or by attending the Meeting and voting in person

This Proxy Card, when properly executed, will be voted in the manner directed herein by the undersigned.

THE TRUSTEES OF THE TRUST UNANIMOUSLY RECOMMEND THAT SHAREHOLDERS VOTE “FOR” THE FOLLOWING PROPOSAL.

	FOR	AGAINST	ABSTAIN

To approve the Plan of Reorganization and Termination adopted by the Trust with respect to the reorganization of the Multimanager Health Care Portfolio into the Multimanager Aggressive Equity Portfolio, each a series of the Trust.	☐	☐	☐